FORM OF AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment (the “Amendment”), effective as of August 1, 2019, by and among WILLIAM BLAIR FUNDS, a Delaware statutory trust (the “Fund”) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (“State Street”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Administration Agreement (as defined below).

WHEREAS the Fund and Investors Bank & Trust Company (“IBT”) entered into an Administration Agreement dated November 1, 2004, as amended, modified and supplemented from time to time (the “Administration Agreement”);

WHEREAS, IBT merged with and into State Street, effective July 2, 2007, with the result that State Street now serves as Administrator under the Administration Agreement; and

WHEREAS, the Fund and State Street desire to amend the Administration Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

Section 7(a) of the Administration Agreement is hereby amended by deleting such Section 7(a) in its entirety and by inserting in lieu thereof, the following:

“This Agreement shall remain in effect until July 31, 2020 (the “Term”), unless earlier terminated as provided herein. After the expiration of the Term, this Agreement shall continue until terminated by either party upon one hundred-twenty (120) days prior written notice to the other party.

Either party may terminate this Agreement prior to the expiration of the Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within ninety (90) days of receipt of such notice.”

Appendix A of the Administration Agreement is hereby amended by deleting such Appendix A in its entirety and by inserting in lieu thereof the attached Appendix A.

Section 8 (a) of the Administration Agreement is hereby amended by deleting such Section 8 (a) in its entirety and by inserting in lieu thereof, the following:

“8.Miscellaneous.

(a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

If to the Fund:

William Blair Investment Management, LLC

150 North Riverside Plaza

Chicago, IL 60606

Attention: President

If to the Bank:

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: Michael Foutes”

2.	Miscellaneous.

Except as amended hereby, all provisions of the Administration Agreement shall remain in full force and effect.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature Page follows.]

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

WILLIAM BLAIR FUNDS

By:

Name: Colette Garavalia

Title: Treasurer – William Blair Funds

STATE STREET BANK AND TRUST COMPANY

By:

Name: Andrew Erickson

Title: Executive Vice President

ADMINISTRATION AGREEMENT

APPENDIX A

(as of August 1, 2019)

William Blair Funds

·	William Blair Bond Fund
·	William Blair Emerging Markets Growth Fund
·	William Blair Emerging Markets Leaders Fund
·	William Blair Emerging Markets Small Cap Growth Fund
·	William Blair Growth Fund
·	William Blair Global Leaders Fund
·	William Blair Income Fund
·	William Blair Institutional International Developed Plus Fund
·	William Blair Institutional International Growth Fund
·	William Blair International Developed Plus Fund
·	William Blair International Growth Fund
·	William Blair International Leaders Fund
·	William Blair International Small Cap Growth Fund
·	William Blair Large Cap Growth Fund
·	William Blair Low Duration Fund
·	William Blair Macro Allocation Fund
·	William Blair Mid Cap Growth Fund
·	William Blair Small Cap Growth Fund
·	William Blair Small Cap Value Fund
·	William Blair Small-Mid Cap Growth Fund
·	William Blair Small-Mid Cap Value Fund